UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2024
________________________________________________________________________________
UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 468-2512
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2024, the Board of Directors of Under Armour, Inc. (the “Company”) appointed Eric J. Aumen as principal accounting officer of the Company effective October 1, 2024. Mr. Aumen, age 48, joined the Company in January 2024 as Chief Accounting Officer, reporting directly to David Bergman, the Company's Chief Financial Officer (who currently serves as principal financial and principal accounting officer). Mr. Bergman will continue to serve as principal financial officer following Mr. Aumen's appointment. Prior to joining the Company, Mr. Aumen served as the Senior Vice President, Chief Accounting Officer of Utz Brands, Inc. (“Utz”) from January 2022 to January 2024, and the Vice President, Chief Accounting Officer of Utz from May 2020 through January 2022. Before that, he served as Vice President and Controller of Element Fleet Management Corporation from May 2016 through May 2020. Mr. Aumen is a Certified Public Accountant who began his career in the audit and assurance practice at Deloitte & Touche LLP.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on September 4, 2024. At the Annual Meeting, the stockholders voted on four proposals and cast their votes as described below. The record date for this meeting was June 7, 2024.
Proposal 1
The individuals listed below were elected at the Annual Meeting to serve on the Company’s Board of Directors until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The voting results were as follows:

Nominees	For	Withhold Authority To Vote	Broker Non-Votes
Douglas E. Coltharp	450,015,220	3,175,589	27,139,277
Jerri L. DeVard	414,786,972	38,403,837	27,139,277
Mohamed A. El-Erian	450,864,133	2,326,676	27,139,277
Carolyn N. Everson	414,872,432	38,318,377	27,139,277
David W. Gibbs	451,387,660	1,803,149	27,139,277
Karen W. Katz	414,803,583	38,387,226	27,139,277
Eric T. Olson	399,275,073	53,915,736	27,139,277
Kevin A. Plank	413,016,417	40,174,392	27,139,277
Patrick W. Whitesell	451,571,763	1,619,046	27,139,277

Proposal 2
The stockholders approved the Company’s executive compensation, in a non-binding advisory vote. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
450,337,928	2,648,094	204,787	27,139,277
Proposal 3
On May 23, 2024, the Board of Directors of the Company adopted an amendment and restatement of the Company’s Class C Employee Stock Purchase Plan (as amended and restated, the “ESPP”), subject to stockholder approval at the Annual Meeting, to increase the number of shares of the Company’s Class C Common Stock authorized for purchase under the ESPP by 2,000,000, change the offering period from monthly to quarterly so that purchases of shares are made on a quarterly basis, and make certain other administrative and clarifying changes. At the Annual Meeting, the stockholders approved the ESPP. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
450,009,307	3,069,278	112,224	27,139,277
A description of the ESPP is included in Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on June 27, 2024 (the “Proxy Statement”). The descriptions of the ESPP contained herein and in the Proxy Statement are qualified in their entirety by reference to the ESPP, a copy of which is attached as Appendix A to the Proxy Statement.
Proposal 4
The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025. The voting results were as follows:

For	Against	Abstain
471,996,378	8,166,719	166,989

No other matters were submitted for stockholder action.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: September 6, 2024	By:	/s/ MEHRI SHADMAN
Mehri Shadman
Executive Vice President, Chief Legal Officer and Corporate Secretary